Exhibit 99


                      [COMMONWEALTH BANCORP, INC. LOGO]


For release:   IMMEDIATELY
Contact:  Charles M. Johnston, Chief Financial Officer (610) 313-2189

COMMONWEALTH BANCORP, INC. REPORTS RECORD EARNINGS PER SHARE FOR 2000

NORRISTOWN, PA, JANUARY 16, 2001 - Commonwealth Bancorp, Inc. (NASDAQ: CMSB), today reported net income of $4.0 million, or $0.37 per common share on a diluted basis, for the fourth quarter of 2000, compared to net income of $3.8 million, or $0.34 per common share on a diluted basis, for the fourth quarter of 1999. For the full year 2000, net income was $15.3 million, or a record $1.39 per common share on a diluted basis, compared to net income of $16.7 million, or $1.32 per common share on a diluted basis, for the full year 1999.

The results for the full year 1999 reflected a $1.2 million (after-tax) net gain on the sale of mortgage servicing rights and a $0.7 million (after-tax) gain on the sale of two branches in Lebanon County, Pennsylvania. These gains were offset, in part, by a $0.4 million (after-tax) charge primarily relating to computer hardware and software upgrades, a $0.3 million (after-tax) charge relating to certain assets acquired in the 1996 acquisition of 12 branches in Lebanon and Berks Counties, Pennsylvania and a $0.2 million (after-tax) loss on the sale of securities. Exclusive of these items, net income for the full year 1999 would have been $15.7 million, or $1.25 per share on a diluted basis.

On a business segment basis, net income from Community Banking increased from $3.3 million, or $0.28 per common share, in the fourth quarter of 1999, to $4.0 million, or $0.37 per common share, in the fourth quarter of 2000. Net income from Mortgage Banking decreased from $0.6 million, or $0.05 per common share, in the fourth quarter of 1999, to essentially breakeven in the fourth quarter of 2000.

Net income from Community Banking, exclusive of the above items, increased from $11.9 million, or $0.94 per common share, for the full year 1999, to $15.7 million, or $1.42 per common share, for the full year 2000. Net income from Mortgage Banking, exclusive of the above items, decreased from $3.8 million, or $0.30 per common share, for the full year 1999, to a loss of $0.4 million, or $0.04 per common share, for the full year 2000.

"Commonwealth continued to transition its business mix in the fourth quarter of 2000 from that of a traditional thrift to one more reflective of a community bank," stated Charles H. Meacham, Commonwealth's Chairman and Chief Executive Officer. He added, "Compared to the fourth quarter of 1999, average consumer loans increased 21% to $374 million and average commercial loans increased 28% to $232 million, while average mortgage loans decreased 4% to $848 million. This contributed to the strong improvement in Commonwealth's net interest margin, which was 4.39% in the fourth quarter of 2000, compared to 3.97% in the fourth quarter of 1999."



Net interest income was $18.5 million in the fourth quarter of 2000, compared to $17.6 million in the fourth quarter of 1999. For the full year 2000, net interest income was $73.5 million, versus $70.6 million for the full year 1999. These increases were primarily attributable to a higher net interest margin, which was partially offset by a decrease in average interest earning assets.

The net interest margin on a fully taxable equivalent basis was 4.39% in the fourth quarter of 2000, compared to 3.97% in the fourth quarter of 1999. The increase was primarily attributable to a 0.56% increase in the yield on interest-earning assets, which reflected higher market interest rates and a favorable change in asset mix, involving an increase in higher yielding consumer and commercial loans, and a decrease in lower yielding mortgage loans and securities.

For the full year 2000, the net interest margin on a fully taxable equivalent basis was 4.28%, versus 3.67% for the full year 1999. The increase was primarily attributable to a 0.58% increase in the yield on interest-earning assets, which was due to the same factors responsible for the increase in the fourth quarter of 2000.

Noninterest income totaled $6.0 million in the fourth quarter of 2000, compared to $6.7 million in the fourth quarter of 1999. The decrease primarily reflected a $1.2 million decrease in the net gain on sale of mortgage loans and a $0.3 million decrease in mortgage servicing fees. These decreases were partially offset by gains related to an investment in a Small Business Investment Corporation, revenue related to Tyler Wealth Counselors and an increase in deposit fees and related income. Tyler Wealth Counselors was formed in connection with the acquisition of certain business interests of Tyler Consulting, Inc. during the first quarter of 2000.

Noninterest income was $22.4 million for the full year 2000, compared to $30.1 million for the full year 1999. The decrease primarily reflected a $6.6 million decrease in the net gain on sale of mortgage loans. Also for the full year 2000, mortgage servicing fees decreased by $2.5 million, reflecting the sale of mortgage servicing rights during 1999. In addition, results for 1999 included a $1.6 million net gain on sale of mortgage servicing rights and a $1.0 million gain on the sale of two branches in Lebanon County, Pennsylvania. The impact of these factors was partially offset by a $1.7 million increase in deposit fees and related income, an increase in revenue relating to Tyler Wealth Counselors, gains related to an investment in a Small Business Investment Corporation and an increase in the net gain on sale of securities. The increase in deposit fees and related income was primarily attributable to an increase in transaction accounts. The increase in Tyler Wealth Counselors' revenue was related to the acquisition of certain business interests of Tyler Consulting, Inc. during the first quarter of 2000.

Noninterest expense was $17.4 million in the fourth quarter of 2000, compared to $17.9 million in the fourth quarter of 1999. The decrease was primarily related to a decrease in mortgage banking expenses.

Noninterest expense was $69.8 million for the full year 2000, compared to $73.3 million for the full year 1999. The decrease was primarily attributable to a decrease in mortgage banking expenses and lower expenses relating to certain stock benefit plans. Also contributing to the decrease was a $0.6 million charge in 1999 relating to computer hardware and software upgrades and a $0.5 million charge in 1999 relating to certain assets acquired in the 1996 acquisition of 12 branches in Lebanon and Berks Counties, Pennsylvania.



Provision for loan losses totaled $1.6 million and $5.3 million in the fourth quarter and full year 2000, respectively. The provision for loan losses totaled $1.0 million and $4.0 million in the fourth quarter and full year 1999, respectively. At December 31, 2000, the allowance for loan losses totaled $11.1 million, or 0.78% of loans, compared to $10.5 million, or 0.76% of loans, at December 31, 1999.

Net credit losses totaled $1.4 million, or 0.39% of average loans in the fourth quarter of 2000. This compared to $0.7 million, or 0.20% of average loans in the fourth quarter of 1999. For the full year 2000, net credit losses totaled $4.6 million, or 0.33% of average loans, compared to $3.1 million, or 0.23%, in 1999. The increases were primarily related to an increase in consumer net credit losses, which were $1.3 million and $4.3 million in the fourth quarter and full year 2000, compared to $0.6 million and $1.9 million in the fourth quarter and full year 1999.

Nonperforming assets totaled $10.7 million, or 0.57% of assets at December 31, 2000, compared to $10.4 million, or 0.54%, at December 31, 1999.

Provision for income taxes was $1.5 million, or 26.5% of income before income taxes in the fourth quarter of 2000, compared to $1.6 million, or 29%, in the fourth quarter of 1999. For the full year 2000, provision for income taxes was $5.5 million, or 26.5% of income before income taxes, compared to $6.8 million, or 29%, in the full year 1999. The decrease in the effective tax rate in the fourth quarter and full year 2000, relative to the comparable periods in 1999, was primarily attributable to lower pre-tax income for the full year 2000, which resulted in a higher relative percentage of tax-advantaged income to total income.

The Bank's core and risk-based capital ratios were 7.0% and 11.3%, respectively, at December 31, 2000, compared to 6.4% and 11.3%, respectively, at December 31, 1999. As of December 31, 2000, the Bank was in full compliance with all regulatory capital requirements.

Commonwealth Bancorp, Inc., with consolidated assets of $1.9 billion, is the holding company for Commonwealth Bank, which has 60 branches throughout southeast Pennsylvania. ComNet Mortgage Services, a division of Commonwealth Bank, has offices in Pennsylvania, Maryland and New Jersey.

Certain statements contained herein may not be based on historical facts and are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. Actual results could differ materially from those indicated in such statements due to risks, uncertainties and changes with respect to a variety of market and other factors.

Detailed supplemental information follows.



		   Commonwealth Bancorp, Inc. and Subsidiaries
			Consolidated Statements of Income
	       (in thousands, except share and per share amounts)
            				           For the Quarter                   For the Year
				                  Ended December 31,              Ended December 31,
				               2000		1999		2000		1999
                                            -----------      -----------     -----------     -----------
  			                    (Unaudited)			     (Unaudited)
Interest income:
  Interest on loans			       $29,849 		$26,658         $114,720        $105,371
  Interest and dividends on deposits and
     money market investments			   544 		    712 	   2,021 	   3,633
  Interest on investment securities		   139 		    823 	   1,896 	   6,301
  Interest on mortgage-backed securities         3,607 		  5,259 	  17,125 	  25,467
					    __________	     __________	      __________      __________
          Total interest income			34,139 		 33,452 	 135,762 	 140,772

Interest expense:
  Interest on deposits				12,225 		 12,742 	  49,006 	  52,989
  Interest on notes payable and other
     borrowings				         3,406 		  3,061 	  13,300 	  17,170
					    __________	     __________	      __________      __________
          Total interest expense		15,631 		 15,803 	  62,306 	  70,159
					    __________	     __________	      __________      __________
          Net interest income			18,508 		 17,649 	  73,456 	  70,613

Provision for loan losses			 1,625 		  1,000 	   5,250 	   4,000
					    __________	     __________	      __________      __________
          Net interest income after
            provision for loan losses		16,883 		 16,649 	  68,206 	  66,613

Noninterest income:
  Deposit fees and related income		 3,088 		  2,876 	  11,788 	  10,113
  Servicing fees				   196 		    463 	     797 	   3,281
  Net gain on sale of mortgage loans		 1,436 		  2,638 	   5,097 	  11,681
  Net gain (loss) on sale of securities		    -    	     -    	      45 	    (250)
  Other				                 1,271 		    701 	   4,636 	   5,302
					    __________	     __________       __________      __________
          Total noninterest income		 5,991 		  6,678 	  22,363 	  30,127
					    __________       __________       __________      __________
Noninterest expense:
  Compensation and employee benefits		 8,931 		  8,627 	  35,332 	  36,655
  Occupancy and office operations		 2,600 		  2,526 	  10,758 	  11,201
  Amortization of intangible assets		 1,239 		  1,157 	   4,928 	   4,823
  Other						 4,631 		  5,603 	  18,775 	  20,585
					    __________       __________       __________      __________
          Total noninterest expense		17,401 		 17,913 	  69,793	  73,264
					    __________       __________       __________      __________
          Income before income taxes 		 5,473 		  5,414 	  20,776 	  23,476

Income tax provision				 1,451 		  1,570 	   5,506 	   6,808
					    __________       __________       __________      __________
Net income				        $4,022 		 $3,844 	 $15,270 	 $16,668
					    ==========       ==========       ==========      ==========
Basic weighted average number of
  shares outstanding 			    10,685,736 	     11,063,633       10,758,084      12,202,004
					    ==========       ==========       ==========      ==========
Basic earnings per share			 $0.38 		  $0.35 	   $1.42 	   $1.37
					    ==========       ==========       ==========      ==========
Diluted weighted average number of
  shares outstanding			    10,939,585 	     11,431,233       11,016,039      12,604,768
					    ==========       ==========       ==========      ==========
Diluted earnings per share 			 $0.37 		  $0.34		   $1.39 	   $1.32
					    ==========       ==========       ==========      ==========


		  Commonwealth Bancorp, Inc. and Subsidiaries
		         Consolidated Balance Sheets
	       (in thousands, except share and per share amounts)
			                                     December 31,		December 31,
			                                        2000		            1999
                                                             ------------               ------------
                                                             (Unaudited)
Assets:
Cash and due from banks			                          $66,329 		     $54,677
Interest-bearing deposits			                       85 		       3,499
Short-term investments available for sale			      286 		       3,575
Mortgage loans held for sale			                   43,007 		      24,005
Investment securities
   Securities available for sale (cost of $13,350
     and $68,301, respectively), at market value		   14,051 		      68,219
Mortgage-backed securities
   Securities held to maturity (market value of $ -
     and $92,965, respectively), at cost			        -       	      93,674
   Securities available for sale (cost of $201,448
     and $202,076, respectively), at market value		  202,700 		     197,280
Loans receivable, net			                        1,416,110 		   1,361,430
Accrued interest receivable, net			            9,435 		       9,499
FHLB stock, at cost			                           18,400 		      18,400
Premises and equipment, net			                   15,349 		      15,535
Intangible assets			                           30,450 		      33,048
Other assets, including net deferred taxes of $5,350
   and $7,460, respectively			                   53,308 		      39,555
                                                               ----------                 ----------
	Total assets		                               $1,869,510 		  $1,922,396
						               ==========                 ==========
Liabilities:
Deposits			                               $1,454,592 		  $1,503,746
Notes payable and other borrowings:
   Secured notes due to Federal Home Loan
     Bank of Pittsburgh			                          171,666 		     127,000
   Securities sold under agreements to repurchase		   35,000 		     100,000
   Other borrowings			                           17,830 		       9,076
Advances from borrowers for taxes and insurance			    7,851 		       9,326
Accrued interest payable, accrued expenses and
   other liabilities			                           22,118 		      20,883
 								---------		   ---------
	Total liabilities		                        1,709,057 		   1,770,031
						                ---------                  ---------
Commitments and contingencies

Shareholders' equity:
Preferred stock, $0.10 par value; 5,000,000 shares
   authorized; none issued			                        -       		   -
Common stock, $0.10 par value; 30,000,000 shares authorized;
    18,068,127 shares issued and 11,309,487 outstanding at
       December 31, 2000
    18,068,127 shares issued and 11,934,695 outstanding at
       December 31, 1999			                    1,807 		       1,807
Additional paid-in capital			                  138,166 		     136,966
Retained earnings			                          145,869 		     135,780
Unearned stock benefit plan compensation			   (6,596)		      (8,504)
Accumulated other comprehensive income (loss)			    1,286 		      (3,171)
Treasury stock, at cost; 6,758,640 and 6,133,432 shares,
    respectively			                         (120,079)		    (110,513)
 							       ----------                 ----------
	Total shareholders' equity		                  160,453 		     152,365
							       ----------                 ----------
	Total liabilities and shareholders' equity	       $1,869,510 		  $1,922,396
		 				               ==========                 ==========


				        Commonwealth Bancorp, Inc. and Subsidiaries
				                  Selected Financial Data
				           (in thousands, except per share data)
                                                   For the Quarter Ended                      For the Year Ended
					      -------------------------------          -------------------------------
				               12/31/00		    12/31/99		12/31/00             12/31/99
					      -------------------------------          -------------------------------
				              (Unaudited)			       (Unaudited)

BALANCE SHEET DATA:
Average Mortgage Loans			       $848,304 	    $879,208 		$866,698 		$936,997
Average Consumer Loans				373,760 	     307,722 		 351,778 		 277,545
Average Commercial Loans			232,161 	     180,742 		 211,784 		 158,356
Average Loans				      1,454,225 	   1,367,672 	       1,430,260 	       1,372,898
Average Interest-Earning Assets		      1,693,047 	   1,775,763 	       1,730,353 	       1,933,010
Average Assets				      1,841,159 	   1,918,327 	       1,877,564 	       2,084,679

Average Core Deposits				944,082 	     947,304 		 954,741 		 956,414
Average Certificates of Deposit			488,160 	     566,851 		 516,779 		 609,574
Average Deposits			      1,432,242 	   1,514,155 	       1,471,520 	       1,565,988
Average Interest-Bearing Liabilities	      1,646,639 	   1,727,769 	       1,690,333 	       1,865,443
Average Shareholders' Equity			155,903 	     150,761 		 152,845 		 170,796


OPERATING DATA:
Annualized Return on Assets			  0.87%		       0.79%		   0.81%		   0.80%
Annualized Return on Equity			 10.26%		      10.12%		   9.99%		   9.76%

Mortgage Originations			       $123,350 	    $108,029 		$415,255 		$620,715

Average Yield on Mortgage Loans (a)		  7.38%		       7.17%		   7.34%		   7.18%
Average Yield on Consumer Loans (a)		  9.36%		       8.92%		   9.19%		   8.89%
Average Yield on Commercial Loans (a)		  9.31%		       8.61%		   9.04%		   8.59%
Average Yield on Loans (a)			  8.20%		       7.76%		   8.05%		   7.69%
Average Yield on Interest-Earning Assets (a)	  8.06%	 	       7.50%		   7.88%	 	   7.30%

Average Cost of Core Deposits			  2.35%	 	       2.35%		   2.33%		   2.31%
Average Cost of Certificates of Deposit		  5.42%		       5.00%		   5.17%		   5.06%
Average Cost of Deposits			  3.40%		       3.34%		   3.33%		   3.38%
Average Cost of Interest-Bearing Liabilities	  3.78%		       3.63%		   3.69%		   3.76%
Net Interest Margin (a)				  4.39%		       3.97%		   4.28%		   3.67%



Period End Book Value Per Share 		 $14.19 	      $12.77 		  $14.19 		  $12.77
Period End Tangible Book Value Per Share	  11.50 	       10.00 		   11.50 		   10.00
Period End Nonperforming Loans			  7,995 	       7,779 		   7,995 		   7,779
Period End Nonperforming Assets 		 10,698 	      10,402 		  10,698 		  10,402

 (a) Taxable equivalent basis
